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                                                                    Exhibit 21.1

                 Subsidiaries of Packaging Dynamics Corporation

Name                               Jurisdiction of Incorporation or Organization
----                               ---------------------------------------------

Packaging Holdings, L.L.C.         Delaware
Packaging Dynamics, L.L.C.         Delaware
International Converter, Inc.      Delaware
IPMC Acquisition, L.L.C.           Delaware
Bagcraft Packaging, L.L.C.         Delaware